UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 is incorporated by reference into this Item 5.02.

Amendment and Restatement of 2025 Equity Incentive Plan

On November 21, 2025, as described below, the stockholders of ScanTech AI Systems Inc. (the “Company”) approved an amendment and restatement of the Company’s Equity Incentive Plan (as amended and restated, the “Amended EIP”) to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares to 10,800,000 shares.

Also at the Annual Meeting, stockholders approved the adoption of an “evergreen” provision to the Company’s Equity Incentive Plan providing for an automatic annual increase in the shares of common stock available for issuance under the 2025 Plan over the next 10 years in an amount equal to 3% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. The “evergreen” provision is included in the Amended EIP.

As previously disclosed, the Amended EIP authorizes the grant of equity-based compensation to the Company’s employees, directors, and consultants, and provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, and other awards.

A description of the material terms of the Amended EIP was included in the Proxy Statement (as defined below) for the Annual Meeting (as defined below). In addition, the foregoing description of the Amended EIP is qualified in its entirety by reference to the text of the Amended EIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 21, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). Proxies had been submitted by stockholders representing approximately 42.8% of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on six Proposals, each of which is described in more detail in the proxy statement for the Annual Meeting (the “Proxy Statement”).

The following is a brief description of each matter voted upon and the results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.

Proposal 1. Stockholders elected one Class I director nominee (Roosevelt Council) to hold office for a term of three years and until his successor is duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Roosevelt Council	16,693,568	282,714	13,478,687

As previously disclosed in the Proxy Statement, Keisha Lance Bottoms and James Jenkins, whose terms expired at the Annual Meeting, did not stand for re-election at the Annual Meeting. Accordingly, their terms as directors (including as members of all committees of the board of directors on which they served) terminated at the conclusion of the Annual Meeting. Upon his election at the Annual Meeting, Mr. Council was also appointed as a member of the Audit Committee and the Compensation Committee of the board of directors.

Proposal 2. Stockholders ratified the selection by the Audit Committee of Berkowitz Pollack Brant Advisors + CPAs (“BPB”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,888,550	313,312	253,107	-

Proposal 3. Stockholders approved of one or more amendments of the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s common stock, at a ratio ranging from any whole number between and including 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,711,683	2,578,670	164,616	-

Proposal 4. Stockholders approved an amendment of the Company’s Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of common stock available for issuance under the 2025 Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,988,074	815,891	172,317	13,478,687

Proposal 5. Stockholders approved a second and separate amendment to the 2025 Plan for the adoption of an “evergreen” provision to the 2025 Plan providing for an automatic annual increase in the shares of common stock available for issuance under the 2025 Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,991,181	802,067	183,034	13,478,687

Proposal 6. Stockholders approved the issuance of shares of common stock, for purposes of Nasdaq Listing Rule 5635, pursuant to that certain Purchase Agreement dated as of October 8, 2025, establishing an equity line of credit. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,224,890	1,566,734	184,658	13,478,687

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2025 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer